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                           OFFER TO PURCHASE FOR CASH
                    UP TO 51% OF THE SHARES OF COMMON STOCK
                                       OF

                               ZAPME! CORPORATION

                                       AT
                              $2.32 NET PER SHARE
                                       BY
                         GILAT SATELLITE NETWORKS LTD.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 14, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                October 17, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated October 17, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Gilat Satellite Networks Ltd., an Israeli corporation ("Purchaser"), to purchase up to the number of shares of common stock, par value $0.01 per share (the "Shares"), of ZapMe! Corporation, a Delaware Corporation (the "Company") which, together with the Shares beneficially owned by Purchaser, constitute 51% of the Outstanding Shares, at a purchase price of $2.32 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. "Outstanding Shares" shall mean the total number of Shares outstanding as of the last business day prior to the consummation of the Offer.

     Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot complete the procedures for book-entry transfer on a timely basis, or who cannot deliver all other required documents to EquiServe Trust Company, N.A. (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
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     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

          1. The offer price is $2.32 per Share, net to the seller in cash without interest.

          2. The Offer is being made for up to the number of Shares which, together with the Shares beneficially owed by Purchaser constitute 51% of the Outstanding Shares.

          3. The Offer is being made pursuant to a Tender Offer Agreement, dated as of October 3, 2000 (the "Tender Offer Agreement"), by and among the Company, Purchaser and certain principal stockholders of the Company. Under the Tender Offer Agreement, among other things, certain stockholders of the Company have agreed to tender all of their Shares in the offer, and other stockholders of the Company have granted the Purchaser the option to purchase their Shares. The option will only be exercised upon the consummation of the Offer, if the Shares tendered in the Offer constitute, together with the Shares beneficially owned by Purchaser, less than 51% of the Outstanding Shares.

          4. The Board of Directors of the Company has determined based on, among other things, the recommendation of a special committee comprised of independent directors that the Tender Offer Agreement and the transactions contemplated thereby, including the Offer, is in the best interests of the Company and its stockholders, has approved the Offer, has approved and adopted the Tender Offer Agreement and has recommended that the Company's stockholders accept the Offer.

          5. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Tuesday, November 14, 2000, unless the Offer is extended.

          6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (i) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE A NUMBER OF SHARES OF THE COMPANY WHICH, TOGETHER WITH THE SHARES BENEFICIALLY OWNED BY PURCHASER, WOULD REPRESENT AT LEAST 17% OF THE OUTSTANDING SHARES (THE "MINIMUM CONDITION"), (ii) THE EXPIRATION OR TERMINATION OF ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED (THE "HSR ACT") AND (iii) THE SATISFACTION OF CERTAIN OTHER TERMS AND CONDITIONS.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by CIBC World Markets in its capacity as Dealer Manager for the Offer or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.
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                          INSTRUCTIONS WITH RESPECT TO
                                   THE OFFER
               TO PURCHASE FOR CASH UP TO 51% OF THE OUTSTANDING
                             SHARES OF COMMON STOCK

                                       OF

                               ZAPME! CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 17, 2000 and the related Letter of Transmittal by Gilat Satellite Networks Ltd. (the "Purchaser"), an Israeli corporation, to purchase up to the number of shares of common stock, par value $0.01 per share (the "Shares"), of ZapMe! Corporation, a Delaware Corporation (the "Company") which, together with the Shares beneficially owned by Purchaser, constitute 51% of the Outstanding Shares (as defined in the Offer to Purchase), at a purchase price of $2.32 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Dated:________, 2000

Number of Shares Tendered:*

Account No:

                                                       SIGN HERE

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                                                      SIGNATURE(S)

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                                             PRINT NAME(S) AND ADDRESS(ES)

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                                           AREA CODE AND TELEPHONE NUMBER(S)

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                                           TAXPAYER IDENTIFICATION OR SOCIAL
                                                   SECURITY NUMBER(S)

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.